Exhibit 99.1

Zymeworks Announces Corporate Update Webcast and Conference Call

Vancouver, Canada (June 30, 2020) – Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing multifunctional therapeutics, today announced that it will host a webcast and conference call to discuss progress on its corporate priorities and upcoming catalysts.

Webcast and Conference Call Details

Zymeworks will host a webcast and conference call on Wednesday, July 8, 2020 at 4:30pm ET (1:30pm PT).

Interested parties can access the live webcast via a link from Zymeworks’ website at http://ir.zymeworks.com/events-and-presentations or join the live call and Q&A by dialing 1-800-319-4610 for North American callers, or 1-604-638-5340 for international callers. Callers should dial in five to 10 minutes prior to the scheduled start time and ask to join the “Zymeworks call”.

A recorded replay will also be available on the website shortly after the call concludes.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, ZW25, is a novel Azymetric™ bispecific antibody currently in Phase 2 clinical development. Zymeworks’ second clinical candidate, ZW49, is a bispecific antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of ZW25 with Zymeworks’ proprietary ZymeLink™ linker-cytotoxin. Zymeworks is also advancing a deep preclinical pipeline in oncology (including immuno-oncology agents) and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with nine biopharmaceutical companies. For more information, visit www.zymeworks.com.

Contacts:

Zymeworks Inc.

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Tiffany Tolmie

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Kavita Shah, Ph.D.

(604) 678-1388

info@zymeworks.com